AMENDMENT NO. 2
TO
EMPLOYMENT AGREEMENT

This Amendment (“Amendment”), dated July 25, 2017, is made by and between Schnitzer Steel Industries, Inc. (the “Company”) and Tamara L. Lundgren (“Executive”).

WHEREAS, the Company and Executive are parties to that certain Amended and Restated Employment Agreement dated as of October 29, 2008, as subsequently amended on June 29, 2011 (the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to amend the Employment Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Company and Executive hereby agree as follows:

1.	Amendment to Section 4(a). Section 4(a) of the Employment Agreement shall be amended by deleting the first sentence thereof in its entirety and replacing it with the following new first sentence:

“Effective as of July 25, 2017, Executive’s base salary (the “Base Salary”) shall be at the annual rate of One Million One Hundred Thousand Dollars ($1,100,000).”

2.
Counterparts. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission (to which a PDF copy is attached) shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

3.	Ratification. All other provisions of the Employment Agreement remain unchanged and are hereby ratified by the Company and Executive.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.

SCHNITZER STEEL INDUSTRIES, INC.

By:	/s/ Judith K. Johansen
Name: Judith K. Johansen
Title: Chair, Compensation Committee

EXECUTIVE

By:	/s/ Tamara L. Lundgren
Tamara L. Lundgren